Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of RF Industries, Ltd. (“RF Industries”) and Cables Unlimited, Inc. (“Cables Unlimited”), after giving effect to the acquisition of Cables Unlimited and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on RF Industries on a pro forma basis.

On June 15, 2011, RF Industries, Ltd. (the "Company" or "our"), completed the previously announced acquisition of Cables Unlimited, Inc., a New York corporation, pursuant to the Agreement and Plan of Reorganization, dated June 6, 2011 (the "Acquisition Agreement"), by and among the Company, CUI Acquisitions, Inc., a newly formed New York corporation and wholly-owned subsidiary of the Company ("CUI Acquisitions"), Cables Unlimited, Inc., and Darren Clark (the "Seller"), the sole stockholder of Cables Unlimited, Inc. Pursuant to the Acquisition Agreement, at the closing of the transactions contemplated by the Acquisition Agreement, CUI Acquisitions merged with Cables Unlimited, Inc., with CUI Acquisitions as the surviving entity (the "Merger"), and CUI Acquisitions changed its name to "Cables Unlimited, Inc.". The material terms of the Acquisition Agreement and the Merger were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 7, 2011.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Cables Unlimited as if it had been consummated on April 30, 2011 and includes pro forma adjustments for preliminary valuations by RF Industries management of certain tangible and intangible assets as of the June 15, 2011 acquisition date. These adjustments are subject to further revision upon finalization of the valuation report.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2010 combines RF Industries historical results for the year ended October 31, 2010 with Cables Unlimited’s historical results for the year ended December 31, 2010. The unaudited pro forma statement of operations gives effect to the acquisition as if it had been consummated on November 1, 2009.

The unaudited pro forma condensed combined statement of operations for the period ended April 30, 2011 combines RF Industries historical results for the six months ended April 30, 2011 with Cables Unlimited’s historical results for the six months ended April 30, 2011. The unaudited pro forma statement of operations gives effect to the acquisition as if it had been consummated on November 1, 2010.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They do not purport to represent what RF Industries consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project RF Industries future consolidated results of operations or financial position.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to Cables Unlimited’s tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard.

The pro forma adjustments reflecting the completion of the acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC 805 “Business Combinations” and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets and liabilities acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable assets and liabilities.

The pro forma adjustments are based upon available information and certain assumptions that RF Industries believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma condensed combined financial statements.

You should read this information in conjunction with:

•
the separate historical audited consolidated financial statements of Cables Unlimited as of December 31, 2010 and for the year then  ended, included as Exhibit 99.2 to this Current Report on Form 8-K/A (Amendment No. 1);

•
the separate historical unaudited condensed consolidated financial statements and accompanying notes of Cables Unlimited as of April 30, 2011 and for the six months ended April 30, 2011 and 2010 included as Exhibit 99.3 to this Current Report on Form 8-K/A (Amendment No. 1);

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included in this Exhibit 99.4 to this Current Report on Form 8-K/A (Amendment No. 1);

•
the separate historical audited financial statements of RF Industries as of October 31, 2010 and 2009 and for the years then ended included in RF Industries Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 12, 2011;

•
the separate historical audited financial statements of RF Industries as of April 30, 2011  and for the six months ended April 30, 2011 and 2010 included in RF Industries Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 8, 2011;

•	RF Industries Current Report on Form 8-K related to its acquisition of Cables Unlimited filed with the Securities and Exchange Commission on June 21, 2011.

RF INDUSTRIES, LTD. AND CABLES UNLIMITED, INC.
 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 30, 2011

	RF Industries	Cables Unlimited	Pro Forma Adjustments		Pro Forma Combined
Assets

Current assets:
Cash and cash equivalents	$3,386,914	$307,034	$(2,800,000	)(a)	$893,948
Certificates of deposit	5,573,078	-	-		5,573,078
Trade accounts receivables, net of allowance for doubtful accounts	2,129,204	867,286	-		2,996,490
Inventories	5,309,633	431,363	20,000	(b)	5,760,996
Other current assets	636,479	8,457	-		644,936
Deferred tax assets	613,100	-	-		613,100
Total current assets	17,648,408	1,614,140	(2,780,000)		16,482,548

Property and equipment, net	547,259	1,570,369	249,000	(c)	2,366,628
Note receivable from stockholder	66,980	-	-		66,980
Goodwill	-	-	2,031,353	(d)	2,031,353
Long-term investments in certificates of deposit	1,695,758	-	-		1,695,758
Intangible assets, net	-	-	2,940,000	(e)	2,940,000
Other assets	32,159	79,273	-		111,432
Total assets	$19,990,564	$3,263,782	$2,440,353		$25,694,699

Liabilities and Equity
Current liabilities:
Accounts payable	$284,309	$24,360	$-		$308,669
Accrued expenses	1,357,724	46,301	-		1,404,025
Current portion of long-term debt		82,576	(44,486	)(f)	38,090
Total current liabilities	1,642,033	153,237	(44,486)		1,750,784

Deferred tax liabilities	18,800	-	1,219,000	(g)	1,237,800
Long-term debt	-	1,374,829	-		1,374,829
Other long-term liabilities	285,295	-	-		285,295
Total liabilities	1,946,128	1,528,066	1,174,514		4,648,708

Equity:
RF Industries, LTD. and Cables Unlimited, Inc.:
Common stock	60,309	5,000	2,627	(h)	67,936
Additional paid-in capital	7,582,754	565,976	2,226,397	(h)	10,375,127
Retained earnings	10,401,373	963,185	(963,185	)(i)	10,401,373
Noncontrolling interest	-	201,555	-		201,555
Total equity	18,044,436	1,735,716	1,265,839		21,045,991
Total liabilities and equity	$19,990,564	$3,263,782	$2,440,353		$25,694,699

See accompanying notes to unaudited pro forma condensed combined financial statements.

RF INDUSTRIES, LTD. AND CABLES UNLIMITED, INC.
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	RF Industries(1)	Cables Unlimited(2)	Pro Forma Adjustments	Pro Forma Combined

Revenue	$16,322,178	$6,259,782	$-	$22,581,960
Cost of goods sold	8,158,798	4,553,151	-	12,711,949
Gross profit	8,163,380	1,706,631	-	9,870,011

Operating expenses:
Engineering	887,865	-	-	887,865
Selling and general	5,133,967	1,108,888	456,142 (j)	6,698,997
Goodwill impairment	137,328	-	-	137,328
Total operating expenses	6,159,160	1,108,888	456,142	7,724,190

Operating income	2,004,220	597,743	(456,142)	2,145,821

Interest income	86,614	3,208	-	89,822
Interest expense		(91,897)	3,866 (k)	(88,031)

Income before income taxes	2,090,834	509,054	(452,276)	2,147,612

Provision (credit) for income taxes	870,587	-	21,576 (l)	892,163

Net income	1,220,247	509,054	(473,852)	1,255,449

Net loss attributable to noncontrolling interest	-	(5,488)	-	(5,488)
Net income (loss) attributable to RF Industries, LTD and Cables Unlimited, Inc.	$1,220,247	$514,542	$(473,852)	$1,260,973

Income per common share - basic	$0.21			$0.19
Income per common share - diluted	$0.19			$0.17

Basic weighted average shares outstanding	5,719,606		762,738	6,482,344

Diluted weighted average shares outstanding	6,485,610		762,738	7,248,348

(1)	Represents the statement of income for the fiscal year ended October 31, 2010.
(2)	Represents the statement of income for the year ended December 31, 2010.

See accompanying notes to unaudited pro forma condensed combined financial statements.

RF INDUSTRIES, LTD. AND CABLES UNLIMITED, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED APRIL 30, 2011

	RF Industries	Cables Unlimited	Pro Forma Adjustments	Pro Forma Combined

Revenue	$8,531,857	$2,864,651	$-	$11,396,508
Cost of goods sold	4,125,133	2,116,043	-	6,241,176
Gross profit	4,406,724	748,608	-	5,155,332

Operating expenses:
Engineering	629,456	-	-	629,456
Selling and general	2,627,100	579,507	181,571 (j)	3,388,178
Total operating expenses	3,256,556	579,507	181,571	4,017,634

Operating income	1,150,168	169,101	(181,571)	1,137,698

Interest income	21,246	1,574	-	22,820
Interest expense		(43,341)	1,538 (k)	(41,803)

Income before income taxes	1,171,414	127,334	(180,033)	1,118,715

Provision (credit) for income taxes	413,409	-	20,000 (l)	393,409

Consolidated net income	758,005	127,334	(160,033)	725,306

Net loss attributable to noncontrolling interest	-	(12,656)	-	(12,656)
Net income (loss) attributable to RF Industries, LTD and Cables Unlimited, Inc.	$758,005	$139,990	$(160,033)	$737,962

Income per common share – basic	$0.13			$0.11
Income per common share – diluted	$0.11			$0.10

Basic weighted average shares outstanding	5,954,628		762,738	6,717,366

Diluted weighted average shares outstanding	6,914,030		762,738	7,676,768

See accompanying notes to unaudited pro forma condensed combined financial statements.

RF INDUSTRIES, LTD.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of RF Industries.

Note 2 - Acquisition of Cables Unlimited

On June 15, 2011, RF Industries, Ltd. (the "Company" or "our"), completed the previously announced acquisition of Cables Unlimited, Inc., a New York corporation, pursuant to the Agreement and Plan of Reorganization, dated June 6, 2011 (the "Acquisition Agreement"), by and among the Company, CUI Acquisitions, Inc., a newly formed New York corporation and wholly-owned subsidiary of the Company ("CUI Acquisitions"), Cables Unlimited, Inc., and Darren Clark (the "Seller"), the sole shareholder of Cables Unlimited, Inc. Pursuant to the Acquisition Agreement, at the closing of the transactions contemplated by the Acquisition Agreement, CUI Acquisitions merged with Cables Unlimited, Inc., with CUI Acquisitions as the surviving entity (the "Merger"), and CUI Acquisitions changed its name to "Cables Unlimited, Inc." ("Cables Unlimited"). The material terms of the Acquisition Agreement and the Merger were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 7, 2011.

As consideration for the merger, all shares of Cables Unlimited common stock outstanding immediately prior to the effective time of the merger were cancelled and automatically converted into the right to receive cash and shares of RF Industries common stock, in the aggregate, as follows:

(i)
$2,800,000 at the effective time of the merger; provided, however that, pursuant to the Merger Agreement, $250,00 was deposited into escrow (the “Closing Escrow Amount”) to indemnify RF Industries against breaches of representations and warranties;

(ii)	2,800,000 shares (the “Fully Vested Shares”) of RF Industries common stock at the effective time of the merger.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by RF Industries management of the Cables Unlimited purchase price to identifiable tangible and intangible assets and liabilities acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $5.6 million and liabilities assumed including accounts payable and accrued expenses totaling approximately $337,000.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Cables Unlimited’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (June 15, 2011). The following table summarizes the preliminary allocation of the purchase price for Cables Unlimited:

Assets acquired	$1,574,000
Liabilities assumed	(337,000)
Acquired intangibles:
Backlog	75,000
Trade name	430,000
Customer relationships	2,275,000
Non-compete agreement	160,000
Goodwill	2,642,000
Deferred income tax liabilities	(1,219,000)
Total purchase price	$5,600,000

Note 3 - Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of RF Industries and Cables Unlimited, after giving effect to the Cables Unlimited acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on RF Industries on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Cables Unlimited as if it has been consummated on April 30, 2011 and includes pro forma adjustments for preliminary valuations by RF Industries management of certain tangible and intangible assets as of the acquisition date of June 15, 2011. These adjustments are subject to further revision upon finalization of the fair value determinations.

The unaudited pro forma condensed combined statement of income for the year ended October 31, 2010 combines RF Industries historical results for the year ended October 31, 2011 with Cables Unlimited’s historical results for the year ended December 31, 2010. The unaudited pro forma statement of income gives effect to the acquisition as if it had taken place on April 30, 2011.

The unaudited pro forma condensed combined statement of income for the period ended April 30, 2011 combines RF Industries historical results for the six months ended April 30, 2011 with Cables Unlimited’s historical results for the six months ended April 30, 2011. The unaudited pro forma statement of income gives effect to the acquisition as if it had taken place on November 1, 2010.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

Note 4 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Cables Unlimited’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. Identified intangible assets were a backlog valued at $75,000, a trade name valued at $430,000, customer relationships valued at $2,275,000, and a non-compete agreement with the former owner of Cables Unlimited valued at $160,000. Under the guidance of ASC 805, the fair value of these assets has been capitalized on the balance sheet and the Company will begin amortizing the fair value over their estimated useful life.

There were no significant intercompany balances and transactions between RF Industries and Cables Unlimited at the dates and for the periods of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Cables Unlimited acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a) To record the cash payment to the former owner of Cables Unlimited as per the Merger Agreement.

(b) To adjust to fair value, the acquired Cables Unlimited inventories.

(c) To adjust to fair value, the acquired Cables Unlimited fixed assets.

(d) To record goodwill related to the Cables Unlimited acquisition. A value of $2,031,353, representing the difference between the total purchase price and the aggregate fair values assigned to the tangible and intangible assets acquired, less liabilities assumed, was assigned to goodwill. RF Industries acquired Cables Unlimited to expand its product base, enter into new areas and address unmet market needs. These are among the factors that contributed to a purchase price for the Cables Unlimited acquisition that resulted in the recognition of goodwill.

(e) To record the fair value of the intangibles acquired from Cables Unlimited including a backlog, trade-name, customer relationships, and a non-compete agreement with the former owner of Cables Unlimited.

(f) To eliminate liabilities not assumed in the Merger.

(g) Represents the estimated deferred tax liability resulting from the purchase price allocation adjustments, excluding goodwill. The estimated income tax rate used was 38%.

 (h) To eliminate Cables Unlimited’s historical stockholders’ equity accounts and to record the fair value of RF Industries, common stock as consideration in the Cables Unlimited acquisition.

(i) To eliminate Cables Unlimited’s historical retained earnings.

(j) To reduce general and administrative expenses for transaction costs of $84,000 incurred in the six months ended April 30, 2011 in connection with the Cables Unlimited acquisition and to record depreciation and amortization expense of $456,142 for the twelve month period statement of income and $265,571 for the six months statement of income, recognized on the acquired assets and intangibles.

(k) To eliminate interest expense related to liabilities that RF Industries did not assume in the Merger.

(l) To record estimated Federal and state income taxes of Cables Unlimited at 38%.

Note 5 - Pro Forma Net Income per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

•	The number of RF Industries weighted-average shares used in computing historical net loss per share, basic and diluted; and

•	The number of RF Industries common shares issued to the former stockholder of Cables Unlimited on June 15, 2011, as partial consideration for the acquisition.

Note 6 - Transaction Costs

For the six months ended April 30, 2011, transaction costs incurred related to the acquisition of Cables Unlimited totaled $84,000 all of which was incurred by RF Industries. These costs have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of income for the six months ended April 30, 2011. The combined company expects to incur approximately $600,000 in direct transaction costs in connection with the acquisition. The $516,000 remaining is expected to be incurred and expensed in the third and fourth quarters of 2011.

The combined company may incur charges to operations that RF Industries cannot reasonably estimate, in the quarter in which the acquisition is completed or the following quarters, to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company’s financial position or results of operations.